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                                                                    EXHIBIT 10.1

                          LOAN MODIFICATION AGREEMENT



     This Loan Modification Agreement (hereinafter "Agreement") is entered into this 16th day of June, 1997, by and between Bank One, N.A., successor by merger of Bank One, Youngstown, N.A. (hereinafter "Bank One"), Bank One Texas, N.A. (hereinafter "Bank One, Texas") and Everflow Eastern, Inc. and Everflow Eastern Partners, L.P. (hereinafter collectively referred to as "Borrowers").

     WHEREAS, on or about January 19, 1995 the Borrowers entered into a Credit Agreement with Bank One, Texas. Pursuant to the Credit Agreement, Bank One, Texas extended credit to Borrowers in the total principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) (hereinafter "Credit"), pursuant to which Borrowers jointly and severally executed a Promissory Note in the principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) dated January 19, 1995.

     WHEREAS, on or about January 25, 1995, Bank One, Texas and Bank One entered into a Participation Agreement with respect to the Credit, whereby Bank One participated with Bank One, Texas with respect to the Credit.

     WHEREAS, the parties have agreed to modify the terms and conditions set forth in the Credit Agreement and Promissory Note.

     WHEREAS, the parties have agreed that Bank One shall become the sole lender with respect to the Credit, and that the Participation Agreement shall be cancelled.

     NOW, THEREFORE, for mutual consideration and intending to be legally bound hereby, the parties hereto agree as follows:

     1. ASSIGNMENT OF BANK ONE, TEXAS'S INTEREST. Any and all rights and responsibilities of Bank One, Texas pursuant to the Credit Agreement, Promissory Note and/or Participation Agreement are hereby assigned to Bank One. Borrowers hereby acknowledge and approve this assignment and confirm their joint and several obligations to Bank One under the Credit Agreement, the Promissory Note and this Agreement, which shall remain in full force and effect except as modified herein. Bank One is hereby substituted as "Lender" under the Credit Agreement and "Payee" under the Promissory Note, which documents are hereby
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amended to reflect this change. Bank One, Texas hereby acknowledges that
Borrowers shall no longer be liable to Bank One, Texas in connection with the Credit Agreement or any related documents.

     2. CANCELLATION OF PARTICIPATION AGREEMENT. Upon execution of this Agreement, the Participation Agreement shall be cancelled. The parties hereto expressly acknowledge that this Agreement shall act as a novation of the Participation Agreement and that Bank One, Texas shall no longer have any rights or responsibilities with respect Bank One and/or the Borrowers arising out of the Credit.

     3. COMMITMENT TERMINATION DATE. The Promissory Note and Credit Agreement are hereby modified to provide that the outstanding balance of principal, interest and other charges due pursuant to the Promissory Note and Credit Agreement shall be due and payable in full on or before May 31, 1998. All other payments of interest or other amounts provided for in the Promissory Note and/or Credit Agreement, except for the Engineering Fee provided for in Section
2.11 of the Credit Agreement and the Commitment Fee provided for in Section
2.10 of the Credit Agreement, shall continue to be due and owing in accordance with the terms of the Promissory Note and/or Credit Agreement.

     4. INTEREST RATE. Upon execution of this Agreement, the interest rate set forth in the Promissory Note and/or Credit Agreement shall be modified to the "LIBOR Rate" as defined herein. "LIBOR Rate" shall mean the rate per annum equal to One Hundred and Seventy-Five (175) basis points in excess of the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%), published in the Wall Street Journal "Money Rates" section for thirty (30) or ninety (90) day dollar deposits which is the effective rate for contracts entered into on the last banking day of the appropriate month. If the Wall Street Journal fails to publish such rate, the LIBOR Rate shall be calculated by Bank One on basis substantially similar to the methodology used by the Wall Street Journal (the average of interbank offered rates for dollar deposits in the London market based on quotations of five major banks). For purposes of this definition, "banking day" means a day on which banks in the London interbank market deal in United


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States Dollar deposits and on which banking institutions are generally open for domestic and international business in Cleveland and New York City. Borrowers shall request the thirty (30) or ninety (90) day LIBOR Rate at the time each advance is requested by submitting a Form of Notification in connection with each advance. A specimen copy of the Form of Notification is attached hereto as Exhibit "A" and made a part hereof.

     5. TANGIBLE NET WORTH. Paragraph 6.9 of the Credit Agreement is hereby modified as follows:

         "So long as any Obligation remains outstanding or unpaid or any Commitment exists, the borrower will not:

                                     * * *

         6.9 TANGIBLE NET WORTH. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than Forty Million and 00/100 Dollars ($40,000,000.00)."

     6. TOTAL LIABILITIES/TANGIBLE NET WORTH RATIO. Paragraph 6.10 of the Credit Agreement is hereby modified as follows:

         "So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

                                     * * *

         6.10 TOTAL LIABILITIES, TANGIBLE NET WORTH RATIO. Permit, as of the close of any fiscal quarter, the ratio of (a) total liabilities, as calculated for purposes of determining Tangible Net Worth hereunder to
     (b) Tangible Net Worth, to exceed 0.50 to 1.00."

     7. MODIFICATION OF OTHER DOCUMENTS. The terms and conditions set forth in the Credit Agreement and Promissory Note shall remain in full force and effect except as expressly modified herein.

     8. GOVERNING LAW\VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio, and the venue for any legal action commenced in connection with this transaction, the Promissory Note and/or the Credit Agreement shall be the Courts of Mahoning County, Ohio.


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     9.  SEGREGATION. The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by all parties subsequent to the expungement of the invalid provision. This clause shall also be applicable to any documents executed in connection herewith.

    10. INTEGRATION. This Agreement, the Promissory Note, as modified, and the Credit Agreement, as modified, constitute the entire agreement between the parties with respect to the subject hereof, and any prior understanding or representation of any kind shall not be binding upon any party hereto.

    11. MODIFICATION. Any modification of this Agreement or any Related Documents shall be binding only if placed in writing and signed by the parties hereto with the same formality as this Agreement, the Promissory Note and/or the Credit Agreement.

    12. EFFECTIVE TIME OF AGREEMENT. This Agreement shall remain in full force and effect until the Credit, including any extensions, modifications, and/or renewals thereof, and any additional amounts due from Borrowers to Bank One under this Agreement, the Promissory Note and/or the Credit Agreement, including any extensions, modifications and/or renewals thereof, are paid in full.

    13. PARAGRAPH HEADINGS. The titles to the paragraphs of this Agreement are solely for the convenience of the parties, and any ambiguity between the language and the heading, if any, shall be resolved in favor of the language of the paragraph, without consideration of the language of the heading.

    14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrowers, their successors and, subject to Paragraph Fifteen (15) of this Agreement, assigns.

    15. ASSIGNMENTS. This Agreement, the Promissory Note and/or the Credit Agreement are not assignable by Borrowers without Bank One's prior written consent, and any attempt by Borrowers to assign this Agreement, the Promissory


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Note and/or the Credit Agreement without the prior written consent of Bank One shall be deemed void. Bank One may make such an assignment at any time without consent or other limitation, subject to the provisions of Paragraph Eighteen
(18) of this Agreement.

    16. FURTHER ACTION. Borrowers will, upon request of Bank One, execute any other documents and take any other action deemed by Bank One necessary or appropriate in connection with this Agreement.

    17. WAIVER. Bank One shall not be deemed to have waived any rights under this Agreement, the Promissory Note and/or the Credit Agreement unless such waiver is given in writing and signed by Bank One. No delay or omission on the part of Bank One in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank One of a provision of this Agreement, the Promissory Note and/or the Credit Agreement shall not prejudice or constitute a waiver of Bank One's right otherwise to demand strict compliance with that provision or any other provision of this Agreement, the Promissory Note and/or the Credit Agreement. No prior waiver by Bank One and/or Bank One, Texas or any course of dealing between Bank One and/or Bank One, Texas and Borrowers shall constitute a waiver of any of Bank One's rights or of any obligations of Borrowers as to any future transactions. Whenever the consent of Bank One is required under this Agreement, the Promissory Note and/or the Credit Agreement, the granting of such consent by Bank One in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Bank One.

    18. PARTICIPATION. Bank One reserves the right to grant participation interests in the Credit and otherwise sell, assign or dispose of the same in Bank One's normal course of business, except that Bank One may not sell or assign any interest in the Credit to a competitor of Borrowers. Bank One may provide, without any limitation whatsoever, to any one or more purchasers or participants, or potential purchasers or participants, any information or knowledge Lender may have about Borrowers or about any other matter relating to the Credit, and


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Borrowers hereby waive any rights to privacy they may have with respect to such matters. Borrowers additionally waive any and all notices of sale, assignment or disposal of any interests, as well as all notices of any repurchases of any such interests. Borrowers also agree that the purchasers of any such interests will be considered as the absolute owners of such interests in the Credit and will have all of the rights granted under the agreement or agreements governing the sale, assignment or disposal of such interests. Borrowers further waive all right of offset or counterclaim that they may have now or later against Lender or against any purchaser of such an interest and unconditionally agree that either Lender or such purchaser may enforce Borrowers' obligation under the Credit irrespective of the failure or insolvency of any holder of any interest in the Credit. Borrowers further agree that the purchaser of any such interests may enforce its interests irrespective of any personal claims or defenses that Borrowers may have against Bank One. Notwithstanding any contained herein, Bank One may not sell, assign or dispose of more than forty-nine percent (49%) of the Credit. Borrowers shall be given notice of any sale, assignment or disposal of the Credit in accordance with the notice provisions contained in Paragraph Nineteen (19) of this Agreement.

    19. NOTICE. Section 8.3 of the Credit Agreement shall be modified to provide that the notices and other communications made in accordance with
Section 8.3 shall be made to the following parties at the following addresses:

    (a)  if to the Lender, to:

         Bank One, N.A.
         6 Federal Plaza W.
         Youngstown, Ohio 44503
         Attention: Corporate Banking
         Telefax: (330) 742-5091

    (b)  if to Borrowers, to:

         Everflow Eastern, Inc.
         132 South Broad Street
         Canfield, Ohio 44406
         Attention: Thomas L. Korner
         Telefax: (330) 533-9133


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        NOW THEREFORE, this Agreement is entered into by the parties hereto on the day and year written above.


                                        Bank One, N.A.
                                        By: /s/Richard J. Lis
                                            ---------------------
                                            Name:  Richard J. Lis
                                            Title: Vice President


                                        Bank One, Texas, N.A.
                                        By: /s/James S. Bolingar
                                            ----------------------
                                            Name:  James S. Bolingar
                                            Title: Vice President


                                         Everflow Eastern Partners, L.P.,
                                          through its General Partner,
                                          Everflow Management Company,
                                          through its Managing General
                                          Partner, Everflow Management
                                          Corporation

                                         By: /s/William A. Siskovic
                                             -----------------------
                                             Name:  William A. Siskovic
                                             Title: Vice President

                                         Everflow Eastern, Inc.

                                         By: /s/William A. Siskovic
                                             -----------------------
                                             Name:  William A. Siskovic
                                             Title: Vice President


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                                 EXHIBIT "A"
                                     TO
                         LOAN MODIFICATION AGREEMENT

                     FORM OF NOTIFICATION TO BANK ONE OF
                OPTION TO ELECT LIBOR RATE BASED INTEREST RATE


Bank One, NA
6 Federal Plaza West
Youngstown, Ohio 44503
ATTN: Corporate Banking Operations

RE:     Loan Modification Agreement; Dated

        Pursuant to the Credit Agreement, the Borrower hereby requests a Loan on the date and in the amount as follows:

            Amount:  $
                      ---------------------

            Requested funding date _________, ____ for the period as indicated below

                               30 Days (for one month time periods)
            -------------------

                               90 Days (for three month time periods)
            -------------------

        The interest rate upon the Loan shall be the LIBOR Rate for the time period chosen plus 175 basis points per annum, and shall remain fixed for the time period chosen.


Everflow Eastern Partners, L.P.
by: Everflow Management Company, its General Partner
by: Everflow Management Corporation, its
    Managing General Partner


By:
   --------------------------------------
   William A. Siskovic, Vice President


Everflow Eastern, Inc.

By:
   ---------------------------------------
   William A. Siskovic, Vice President